UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________)

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☐	Soliciting Material Pursuant to Rule 14a-12

MEDICAL NUTRITION USA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDICAL NUTRITION USA, INC.

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 4, 2008

To the Shareholders of Medical Nutrition USA, Inc.:

          You are cordially invited to attend the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”) of Medical Nutrition USA, Inc. (the “Company”), which will be held at the Company’s executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, at 10:00 a.m. local time on Wednesday, June 4, 2008 for the purposes of considering and voting upon:

1.	A proposal to elect four directors to the Board of Directors of the Company (the “Board”).

This matter is described more fully in the Proxy Statement accompanying this notice.

2.

Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the shareholders at the 2008 Annual Meeting.

          The Board has fixed the close of business on April 15, 2008 as the record date (the “Record Date”) for determining those shareholders who will be entitled to notice of and to vote at the 2008 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2008 Annual Meeting.

          Representation of at least a majority in voting interest of the common stock of the Company either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal set forth above. Accordingly, it is important that your shares be represented at the 2008 Annual Meeting.

          We are pleased to be among the first companies to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

          Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You may vote your shares over the Internet or by a toll-free number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the return envelope provided. Instructions regarding all three methods of voting are contained in the Notice of Internet Availability of Proxy Materials sent to each shareholder. The Company appreciates your participation in this important annual process.

By Order of the Board of Directors,
/s/ F. A. Newman

Francis A. Newman
Chairman
April 25, 2008
Englewood, New Jersey

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Completing Their Proxies

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF SHAREHOLDERS
OF
MEDICAL NUTRITION USA, INC.

To Be Held on June 4, 2008

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Medical Nutrition USA, Inc. (“MNI” or the “Company”) of proxies to be voted at the 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”), which will be held at 10:00 a.m. local time on June 4, 2008 at the Company’s executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Shareholders (the “Notice”). Under rules and regulations that the Securities and Exchange Commission, or SEC, recently adopted, instead of mailing a printed copy of proxy materials to each shareholder of record or beneficial owner of the Company’s common stock, the Company is now furnishing proxy materials, which include the Company’s Proxy Statement and Annual Report, to its shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

          The Company is mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about April 25, 2008.

VOTING RIGHTS AND SOLICITATION

          The close of business on April 15, 2008 was the record date (the “Record Date”) for shareholders entitled to notice of and to vote at the 2008 Annual Meeting. As of the Record Date, the Company had 14,018,236 shares of common stock issued and outstanding. All of the shares of the Company’s common stock outstanding on the Record Date are entitled to vote at the 2008 Annual Meeting. Holders of the common stock of record entitled to vote at the 2008 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon by such shareholders.

          All votes will be tabulated by the inspector of elections appointed for the 2008 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

          The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2008 Annual Meeting will constitute a quorum for the transaction of business at the 2008 Annual Meeting.

          The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2008 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote at the 2008 Annual Meeting, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will be considered as present and entitled to vote with respect to such matter, but will not be counted as a vote cast on such matter.

          Representatives of Amper, Politziner & Mattia, P.C., our independent public accountants, will be present at the 2008 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Amper, Politziner & Mattia, P.C. has acted as independent public accountants of the Company since April 26, 2006.

          In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

          Shares of the Company’s common stock represented by proxies which are properly submitted to the Company will be voted at the 2008 Annual Meeting in accordance with the shareholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR all nominees for director listed in Proposal 1. Management does not know of any matters to be presented at the 2008 Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the 2008 Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

          Any shareholder has the right to revoke his, her or its proxy at any time before it is voted at the 2008 Annual Meeting by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a duly executed proxy bearing a later date, or by appearing at the 2008 Annual Meeting and voting in person.

          The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the Internet and by mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. In addition, the Company has retained American Stock Transfer & Trust Co., its transfer agent, to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses of American Stock Transfer & Trust Co. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company’s common stock, and such persons may be reimbursed for their expenses.

          PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board

          The Company’s Bylaws provide that the Board will consist of not fewer than four nor more than seven directors. The Board currently consists of four members, all of whom were elected by the holders of the common stock at the 2007 Annual Meeting of Shareholders. The Board has no current plans to change its size, after the 2008 Annual Meeting, the Board will consist of four members, of whom Messrs. Horowitz, Korman and Rosenberg are independent under the independence standards of the NASDAQ Stock Market.

          The Company’s directors are elected by the shareholders at each annual meeting of shareholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of the current directors, the nominees for directors and executive officers of the Company.

          The proxy holders named on the proxy intend to vote all proxies received by them in the accompanying form FOR the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of shareholders to be held in 2009 or until his or her successor has been duly elected and qualified.

          In the event that a nominee is unable or declines to serve as a director at the time of the 2008 Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

          The following is certain information as of April 15, 2008 regarding the nominees for election as directors.

Nominees for Election as Directors

Name	Position	Age

Francis Newman	Chairman, Chief Executive Officer, Director	59
Andrew Horowitz	Director	45
Mark Rosenberg	Director	45
Bernard Korman	Director	75

Biographical Information Regarding Directors

          Francis Newman. Mr. Newman has been a director since November 2002 and Chief Executive Officer of the Company since March 2003, and Chairman since July 2003. From 2001 to 2003 Mr. Newman was a private investor and advisor to health care and pharmaceutical companies. From 2000 to 2001 he was President and CEO of more.com, an internet pharmacy company. From 1993 to 2000 he was President and CEO, and from 1997 until 2000 Chairman, President and CEO of Eckerd Corporation, one of the largest drug store chains in the United States. From 1986 until 1993, he was President and CEO of F&M Distributors, Inc., a drug store chain. Mr. Newman is a director of Jabil Circuit, Inc. and JoAnn Stores, Inc. He has served on the board of the National Association of Chain Drug Stores since 1993, including as its Chairman (1999-2000). Mr. Newman is a member of the University of Michigan School of Pharmacy Board of Advisors and Chair of the Board of Trustees of Sidwell Friends School, Washington DC.

          Andrew Horowitz J.D. Mr. Horowitz has been a Director since September, 2002. His most recent ventures were Partners Healthcare, a leading institutional pharmacy company that he started in 1998, and Care Alternatives, a hospice service provider, that he acquired in 2000. Upon graduation from Emory Law School, Mr. Horowitz joined the New Jersey law firm of Norris, McLaughlin & Marcus in the practice of business and tax law. Mr. Horowitz has been in healthcare since succeeding his father in the management of Scotchwood Pharmacy, a successful pharmacy business his dad started 35 years earlier. In 1995, Scotchwood was acquired by The Multicare Companies, a nursing home company traded on the NYSE. Pursuant to that acquisition, Mr. Horowitz became Director of Multicare’s pharmacy operations and in 1996 became a senior officer in the Company, responsible for all ancillary businesses, including homecare, portable diagnostics and medical supply. Upon Multicare’s acquisition by Genesis Health Ventures in 1997, he left to develop Partners. In 2003, Partners, Care Alternatives and Solutions Healthcare, a JCAHO accredited infusion-therapy business also owned by Mr. Horowitz, were sold to investors as part of a like-kind roll-up, and he left the Company in May, 2005. He currently serves as Founder and Chairman of Enclara Health, an End of Life Healthcare services company, headquartered in San Mateo, California.

          Mark Rosenberg. Mr. Rosenberg has been a director since March 2004. He is a Principal at MHR Fund Management LLC, which has in excess of $5 billion under management. He previously was Vice President with CRT Capital Group LLC in Greenwich, CT, where he was a Research Analyst of distressed high yield and convertible debt covering the healthcare industry, among others. He is the former President of Rosemark Management, Inc. He serves on the Board of Ben Arnold Sunbelt Beverage Company of South Carolina, L.P., Columbia, SC. Mr. Rosenberg graduated from the Wharton School, University of Pennsylvania and holds a Bachelors of Science in Economics, 1984.

          Bernard Korman. Mr. Korman has been a director since September 2004. Mr. Korman is Chairman of Philadelphia Health Care Trust, a Foundation dedicated to supporting healthcare delivery, research and education. After practicing law in Philadelphia for 13 years, in 1968 he founded and was Chairman, President and CEO of American Medicorp, Inc. (NYSE), one of the first public hospital management companies in the United States. From 1977 until 1995, he served as President and CEO of MEDIQ Incorporated (AMEX), a healthcare services company, and Chairman of PCI Services, Inc. (NASDAQ), a pharmaceutical packaging services company (1983-1996). Mr. Korman presently serves as a Director of The New America High Income Fund, Inc. (NYSE); Omega Healthcare Investors, Inc. (NYSE); and NutraMax Products, Inc.

Board Meetings And Committees

          The Board held a total of 5 meetings during the fiscal year ended January 31, 2008 (the “2008 Fiscal Year”). The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Company does not have a requirement with regard to board members’ attendance at the annual meeting. All board members did attend the 2007 annual meeting.

          The Audit Committee operates under a written charter adopted by the Board on January 14, 2003. A copy of the Audit Committee Charter is located at the Company’s web site www.mdnu.com under the “Investor Relations” heading. The Audit Committee’s duties include responsibility for reviewing the Company’s accounting practices and audit procedures. The Audit Committee, which consists of Bernard Korman (Chairman), Andrew Horowitz, and Mark Rosenberg, held 5 meetings during the fiscal year ended January 31, 2008 (the “Fiscal Year”). Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market listing standards (the “NASDAQ standards”). (See the “Report of Audit Committee” later in this Proxy Statement, which details the duties and performance of the Audit Committee.) The Company’s Board of Directors has determined that Mr. Korman is qualified to serve as an audit committee financial expert as defined in the applicable regulations of the Securities and Exchange Commission.

          The Compensation Committee recommends to the Board the compensation and benefits of the Company’s executive officers, and has established and reviews general policies relating to compensation of the Company’s employees. A copy of the Compensation Committee Charter is available on the Company’s website www.mdnu.com under the “Investor Relations” heading. The Compensation Committee, which consists of Andrew Horowitz (Chairman), Bernard Korman, and Mark Rosenberg, held 3 meetings during the 2008 Fiscal Year.

          The Nominating & Governance Committee operates under a written charter adopted by the board on February 25, 2004. A copy of the Nominating & Governance Committee Charter is available on the Company’s website www.mdnu.com under the “Investor Relations” heading. The Nominating & Governance Committee’s duties include developing and maintaining a current list of the functional needs and qualifications of members of the Board, evaluating and recommending whether a member of the Board meets the criteria to qualify as an “independent” director under the NASDAQ standards, to interview, evaluate, nominate and recommend individuals for membership on the Board as required and to evaluate the effectiveness of the meetings of the Board, including agendas, meeting materials, meeting structure and organization, schedule of meetings and minutes. The committee also prepares, recommends and establishes Board policies for corporate governance and planning. The Nominating & Governance Committee, which consists of Mark Rosenberg (Chairman), Andrew Horowitz and Bernard Korman, had 2 meetings during the 2008 Fiscal Year. Each member of the Nominating & Governance Committee meets the independence requirements of the NASDAQ standards.

          The Nominating & Governance Committee’s purpose is to periodically report to the Board of Directors regarding corporate governance matters, including making recommendations of qualified nominees for election to the Board of Directors. The Committee identifies director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, or an executive search firm. At a minimum, a Director nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as professional and personal integrity. Recommendations are developed based on the nominee’s own knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the Nominating and Governance Committee’s direction.

          Nomination of Director Candidates. Nominations for the election of directors may be made by the Board or by the Nominating & Goverance committee appointed by the Board or by stockholders of the Company. Any stockholder nominating director candidate(s) for election at a meeting of the shareholders must:

(1) Be a stockholder of record of the Company at the time of the giving of the notice of meeting and at the time of the meeting.

(2) Be entitled to vote at the meeting in the election of Directors.

(3) Give timely written notice of the nomination to the Secretary.

          Stockholder’s notice must be received by the Secretary at the principal offices of the Company not later than the close of business on the fifteenth calendar day, and not earlier than the opening of business on the thirtieth calendar day, prior to the meeting; A shareholder’s notice must set forth all of the information about each candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a Director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

          Shareholders who wish to communicate with members of the Board may send correspondence to them in care of Corporate Secretary, Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631. The Corporate Secretary will forward all communications received to the Board not later than the next regularly scheduled Board meeting.

          The Company has adopted a code of ethics that applies to our directors, executive officers, including our principal executive officer, principal financial officer, and controller. This code of ethics can be found on the Company’s website www.mdnu.com under the “Investor Relations” heading.

Director Compensation

          Directors of the Company who are not officers or employees receive, as compensation for their services as directors, including the committees on which they serve: (a) a grant, at the time of their election or appointment, of an option to purchase 15,000 shares of our common stock, and (b) an annual grant of an option to purchase 15,000 shares of our common stock. Chairman of the committees receive an additional 5,000 options to purchase shares of our common stock. The exercise price of these options is equal to the last reported sale price for our common stock on the trading day preceding the grant of the options.

Audit Fees

          During the last two fiscal years, Amper, Politziner & Mattia billed the Company the following fees for its services:

	Fiscal Year Ending

	January 31, 2007	January 31, 2008

Audit Fees	$90,000	$105,000
Audit-Related Fees	$6,325	$0
Tax Fees (1)	$10,700	$8,150
All Other Fees (2)	$17,781	$26,289

(1) For fiscal year ended January 31, 2008, represents $8,000 paid to Eichen & DeMeglio P.C. and $150 to Amper, Politziner & Mattia. For fiscal year ended January 31, 2007, represents $5,700 paid to Dischino & Associates and $5,000 to Amper, Politziner & Mattia, P.C. for tax return preparation.

(2) All other fees includes additional SEC filings and miscellaneous items. For fiscal year ended January 31, 2008, $10,715 was paid to Eichen & DeMeglio P.C., $8,230 to Accume Partners, $5,000 to Amper, Politziner & Mattia, P.C, $2,144 to Goldstein & Ganz and $200 to the Pubic Company Accounting Oversight Board. For fiscal year ended January 31, 2007, $17,134 was paid to Goldstein & Ganz and $647 to Amper, Politziner & Mattia, P.C.

          It has historically been the practice of the Company that all audit fees are approved by the Audit Committee. In compliance with the rules adopted by SEC in order to implement the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted pre-approval policies and procedures, which policies and procedures are discussed below.

          Our Audit Committee has considered whether the provision of services other than those described above under the heading “Audit Fees” are compatible with maintaining the independence of our principal accountants, and concluded that they are compatible.

Audit Committee Pre-Approval Policies

          Our Audit Committee has adopted pre-approval policies and procedures pursuant to which audit and permissible non-audit services may be pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, for any fees for services above $5,000, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor for such services. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

MANAGEMENT

          The following sets forth the names, ages and positions of the Company’s executive officers as of April 15, 2008:

Name	Position	Age

Francis Newman	Chairman, Chief Executive Officer and Director	59
Alan Levy	Vice President, Finance, Chief Financial Officer, Treasurer, Secretary, Principal Financial and Accounting Officer	46
Jeffrey Janco	Senior Vice President/Operations, Chief Operations Officer	51
Arnold Gans	Chief Scientific Officer	73
Myra Gans	Executive Vice President	70
David Shapiro	Vice President, Sales	46

Background

          Francis Newman. Mr. Newman has been Chairman of the Company since July 2003, Chief Executive Officer since March 2003 and a Director of the Company since November 2002. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Newman.

          Alan Levy. Mr. Levy has been Vice President, Finance and Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer since October 2006 and Secretary since December 2006. From 2004 to 2006 he was a consultant to public and private companies in a variety of industries. From 2000 to 2004 he was Senior Vice President, Finance, Chief Financial Officer of ATC Healthcare, Inc. (AMEX), a company providing medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities. From 1997 – 1999, Mr. Levy was the Corporate Controller and Chief Accounting Officer of Globix Corp (NASDAQ), an internet service provider and computer hardware reseller. His prior experience also includes management positions at Del Laboratories Inc. (AMEX), the American Institute of Certified Public Accountants and Ernst & Young. Mr. Levy is a Certified Public Accountant and received his Bachelor of Science in Public Accounting from Long Island University.

          Jeffrey Janco. Mr. Janco has been the Senior Vice President and Chief Operations Officer since February, 2007. Mr. Janco previously served as the Company’s Senior Vice President of Operations since 2006 and Vice President of Operations since 1992. His responsibilities include office administration, supply chain management, inside sales/customer service, human resources, information technology and logistics. He earned his Bachelor of Business Administration degree from the University of Miami.

          Arnold Gans. Mr. Gans has been Chief Scientific Officer since February, 2007. Mr. Gans previously served as President from the founding of the Company’s predecessor in 1981 until 2007. He was previously President of Control Drug, Inc. a manufacturer of nutritional protein supplements. Mr. Gans has served on the Board of Holy Name Hospital in Teaneck, New Jersey. He serves on the Alumni Board of Columbia University’s School of Public Health and was Chairman of the Alumni Federation Scholarship Aid Committee. Mr. Gans is married to Myra Gans, the Company’s Executive Vice President.

          Myra Gans. Ms. Gans has been Executive Vice President since 1982 and was Secretary from 1990 to December 2006. Ms. Gans has over 25 years of experience working with clinicians and hospitals to integrate the Company’s products and programs. Ms. Gans initiates and manages customer agreements and distribution contracts for branded products as well as federal, state and county bids. She is responsible for marketing and advertising for branded products. Ms. Gans also develops the marketing and business plans for all new products. She attended Cornell University and Finch College and holds a Bachelor of Arts degree in English Literature. Ms. Gans is married to Arnold Gans, the Company’s Chief Scientific Officer.

          David Shapiro. Mr. Shapiro has been Vice President of Sales since December 2006. Mr. Shapiro was Regional Vice President – Sales, for Novartis Medical Nutrition from 2004 to 2006 and has over 20 years of international sales and general management experience with Mead Johnson Nutritionals, Bristol Myers Squibb and Philip Morris International, including responsibility for establishing new business units and managing market expansions in Vietnam, Australia, South Korea and the Philippines. Mr. Shapiro holds a Bachelor Degree from Monash University in Melbourne, Australia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 15, 2008 by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock; (ii) each of the Company’s directors; (iii) the Chief Executive Officer of the Company and each of the three other most highly-compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the “Named Executive Officers”); and (iv) all of the Company’s directors and Named Executive Officers as a group:

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner(1)	Number	Percent(2)

Francis Newman (3)	2,332,234	16.0%

Alan Levy (4)	32,607	*

Jeffrey Janco (5)	305,751	2.1%

Arnold Gans (6)	1,184,772	7.5%

Myra Gans (7)	1,184,772	7.5%

David Shapiro (8)	16,790	*

Andrew Horowitz (9)	288,348	2.0%

Mark Rosenberg (10)	71,933	*

Bernard Korman (11)	310,278	2.2%

Richard Ullman (12)	2,886,662	20.6%

Mark Rachesky (13)	2,882,233	20.6%

Goldsmith & Harris (14)	1,518,347	10.8%

All directors and Named Executive Officers as a group (9 persons)	4,542,713	28.5%

*          Less than 1%

(1) Unless otherwise noted, the address for each person is c/o Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631.

(2) Percentage ownership is based on 14,018,236 shares of common stock outstanding on April 15, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Consists of (a) 1,770,234 shares of common stock, (b) 562,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(4) Consists of (a) 7,607 shares of common stock, (b) 25,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(5) Consists of (a) 30,751 shares of common stock, (b) 275,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(6) Consists of (a) 318,773 shares of common stock jointly owned with Myra Gans, (b) 478,833 shares of common stock issuable upon the exercise of options owned directly and immediately exercisable, and 387,166 shares of common stock issuable upon the exercise of options beneficially owned by Ms. Gans and immediately exercisable.

(7) Consists of (a) 318,773 shares of common stock jointly owned with Arnold Gans, (b) 387,166 shares of common stock issuable upon the exercise of options owned directly and immediately exercisable, and 478,833 shares of common stock issuable upon the exercise of options beneficially owned by Mr. Gans and immediately exercisable.

(8) Consists of (a) 4,290 shares of common stock owned directly and (b) 12,500 shares of common stock issuable upon the exercise of options owned directly that are immediately exercisable.

(9) Consists of (a) 224,348 shares of common stock, (b) 64,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(10) Consists of (a) 14,933 shares of common stock, (b) 57,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(11) Consists of (a) 258,278 shares of common stock, (b) 52,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(12) Mr. Ullman is a limited partner of the Ullman Family Partnership LP. Ownership consists of shares of common stock beneficially owned on behalf of the Ullman Family Partnership LP. Their address is 1200 Route 46 West, Clifton, New Jersey 07013.

(13) Based on the statement on Schedule 13D/A filed with the Securities and Exchange Commission on February 26, 2008 which reported on the behalf of Mark H. Rachesky, MD and various other entities. Dr. Rachesky is the managing member of MHR Capital Partners Master Account LP, MHR Advisors LLC and MHR Fund Management LLC. These funds have sole voting power over 1,986,133 shares. Dr. Rachesky owns directly and has sole voting power over 896,100 shares. Dr. Rachesky is the brother-in-law of Francis A. Newman. Their address is 40 West 57th Street, New York, New York 10019.

(14) Based on the statements on forms Schedules 13G filed with the Securities and Exchange Commission on February 12, 2008 which reported on the behalf of Goldsmith & Harris, Inc. and various other entities. Consists of 702,561 shares of common stock in which Goldsmith & Harris, Inc. have shared voting power, 348,854 shares of common stock in which Goldsmith & Harris Asset Management have shared voting power, 441,432 shares owned directly by Jay R. Harris who has sole voting power and 25,500 shares owned directly by Phillip W. Goldsmith who has sole voting power. Goldsmith & Harris Inc. is a broker -dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Goldsmith & Harris Asset Management is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. Their address is 80 Pine Street, New York, NY 10005.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation philosophy and program objectives.

          The underlying philosophy of our compensation program is pay for performance. Our goal is to design and maintain a performance-oriented compensation program that will support our long-term objectives. We believe we can achieve that goal by providing competitive salaries, short-term and long-term incentive compensation and benefit programs that support our strategy. Specifically, our compensation program seeks to:

•	Establish compensation performance objectives that are aligned with corporate goals;

•	Provide a high degree of correlation between compensation and performance;

•	Create long-term incentives directly linked to shareholder returns;

•	Attract, retain and motivate our employees; and

•	Value our employees contributions to our success.

How we set compensation levels.

          We strive to deliver total compensation that is commensurate with each employee’s role and relative impact on our overall business, and comparable to that offered by the companies with which we compete for talent.

          Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of all officers, within guidelines established by the Compensation Committee. The Compensation Committee approves the compensation of each officer, including our Chief Executive Officer.

Elements of our compensation program.

          Our compensation program for executives and managers consists of three elements:

•	A base salary;

•	A performance-based annual bonus; and

•	Long-term incentive compensation in the form of grants of stock option awards and time-based restricted shares.

          The following table sets forth each element of compensation, and the role and purpose of that element in our compensation program.

Element	Role & Purpose

Base Salary	•	Reflect the market value of the position and provide a stable source of income for the individual.

	•	Attract, retain and motivate qualified individuals.

Short-Term Incentive Compensation	•	Focus efforts on the attainment of the Company’s annual performance objectives.

	•	Reward exceptional performance.

Long-Term Incentive Compensation	•	Align employee interests with those of our shareholders.

	•	Provide a balance between the achievement of short-term results and long-term value creation.

	•	Promote a culture of share ownership.

	•	Provide an incentive for employees to remain with the Company over time.

          Base Salary. In general, base salary and other components of compensation are determined by job responsibility, market data, internal equity relative to other officers salaries and the individual’s performance, experience and skills. Individual performance is considered by the Compensation Committee when determining future base salary and may have an impact on an officer’s opportunity to receive short-term or long-term incentive compensation.

          Short-Term Incentive Compensation. We provide our officers with the opportunity to earn annual bonuses through our Executive Bonus Plan. We believe that this aligns their interests with our business plan, encourages teamwork in achieving common goals and rewards individuals for achieving financial performance goals. Bonuses are based on a percentage of each person’s base salary, which percentage generally is set at the same level for all officers of a similar rank. Personal performance goals are established for each officer in order to align his or her activities with Company goals. The Compensation Committee establishes Mr. Newman’s individual performance goals. All individual performance goals for the other officers were established with and approved by Mr. Newman and reviewed by the Compensation Committee. Our fiscal 2008 and 2009 performance goals are discussed in more detail below.

          Fiscal Year 2008. In June 2005, the Compensation Committee approved an annual bonus plan for officers. The annual bonus targets were set at a level approved by the board. For Fiscal 2008, the bonus opportunities for Mr. Newman and Mr. Gans, were set up to 100% of their base salary. The bonus opportunities for Mr. Levy, Mr. Janco, Ms. Gans and Mr. Shapiro were set up to 50% of their base salary. The calculation of the bonus was as follows: for Mr. Newman, Mr. Levy and Mr. Janco, 50% of their bonuses was based on total company sales and 50% on EBITDAS. For Mr. Gans, 1/3 of his bonus was based on total company sales, 1/3 on private label sales and 1/3 on EBITDAS. For Ms. Gans, 1/3 of her bonus was based on New York Area Metropolitan sales, 1/3 on Branded sales and 1/3 on EBITDAS. For Mr. Shapiro, he would receive 2.5% of salary for each % of Branded sales above 80% of target as long as sales and marketing expenses did not exceed 22.27% of branded sales. The percentage combination of cash and common stock of the Company used to pay the bonuses each year was to be at the discretion of the Board of Directors, but in no case would the cash portion be less than 25% of the bonuses awarded. For Fiscal 2008, the Company achieved 84% of the total company sales target, 99% of the EBITDAS target, 87% of the private label sales target, 84% of the branded sales target and 87% of the New York Area Metropolitan sales target. Sales and marketing expenses were 22.54% of branded sales. The Company paid total bonuses based on these calculations of $147,800. (See Summary Compensation Table)

          Fiscal Year 2009. The objective performance measures established by the Compensation Committee for fiscal 2009 are based on our earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (“EBITDAS”) and on our net sales, each established as a range (Threshold, Target, Maximum). The achievement of target performance is based on the achievement of our business plan for fiscal 2009. We believe that our business plan is challenging, but achievable. Therefore, we believe that there is a reasonable possibility that our actual performance will approach, if not meet, the target levels of performance under the plan. The formulas used to calculate the bonuses will be similar to Fiscal Year 2008. The bonus opportunity for Mr. Newman and Mr. Gans, will be up to 100% of their base salary. The bonus opportunity for Mr. Levy, Mr. Janco, Ms. Gans and Mr. Shapiro will be up to 50% of their base salary.

          Long-Term Incentive Compensation. The Compensation Committee believes that long-term incentive compensation is best achieved through equity-based incentives, thereby ensuring that our employees not only have a continuing stake in our long-term success but also that their interests are aligned with the interests of our shareholders. We also believe that this ownership interest helps provide our officers and other members of management with an incentive to consider both the short-term results of their actions as well as the longer-term impact on overall Company performance.

          Performance shares, stock option awards and time-based restricted shares are available for grant to officers and other management team members under the 2003 Omnibus Equity Incentive Plan (“OEIP”). The Compensation Committee oversees the OEIP, specifically approves all awards to officers and other members of management team, and approves, on a program basis, grants to other employees. We believe that each vehicle serves a specific purpose and employ each vehicle, as necessary, to meet our compensation objectives. The Compensation Committee’s approach with respect to long-term incentive compensation has evolved over time; the present approach can be summarized as follows:

Vehicle	Role		Frequency of Use

Stock Options	•	Align employee’s interests with those of our shareholders.	Considered annually for current officers and other employees, upon the hiring of new employees and promotion of current employees.

	•	Provide employees with an incentive for increasing shareholder value.

	•	Provide a balance between the achievement of short-term results and long-term value creation

Restricted Shares	•	Align employee’s interests with those of our shareholders.	Considered annually for current officers and other employees and promotion of current employees.

	•	Promote a culture of share ownership

	•	Minimize dilutive effect of equity-based incentives.

	•	Provide incentive for key employees to remain with the Company over time.

          The Compensation Committee grants long-term incentive compensation awards based on a targeted dollar value that is determined in relation to an employee’s level and base salary. In addition, the Compensation Committee bases its decisions on such considerations as the potential for dilution to our shareholders, the expense associated with the awards, the relative proportion of long-term incentives within the total compensation mix, and, the importance of the individual to us. As a result, a significant portion of our executives’ total compensation is dependent upon the achievement of our performance objectives and increases in the price of our common shares. We believe that our compensation program rewards our officers for achieving performance goals over which they have control.

          Fiscal Year 2008. During fiscal 2008, we granted restricted shares with a 3 year vesting period to our executive team.

          Restricted share grants made during fiscal 2008 to the Chief Executive Officer represented 18% percent of all restricted shares granted during the year. Grants of restricted shares to the Chief Executive Officer and all other executive officers during fiscal 2008 represented 79% of all restricted shares granted during the year.

          Fiscal Year 2009. In fiscal 2009, we expect to grant stock options and time-based restricted shares to our executive officers. The stock options and time-based restricted share awards will vest in equal installments over a three-year period following the date of grant and will expire in ten years.

          Other Officer Benefits and Perquisites. Our executive officers receive health insurance coverage on the same basis as all of our employees. Officers are also eligible to receive an automobile allowance.

          Tax and Accounting Considerations.

          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer or one of the four other most highly compensated executive officers, unless such compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cash payments under the Executive Bonus Plan, as well as stock option awards are intended to qualify as performance-based compensation under Section 162(m).

          Officer Compensation

          In April 2006, the Company entered into an employment agreement with Mr. Newman pursuant to which he serves as the Company’s Chief Executive Officer. The agreement provides for an initial base salary of $185,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Newman is eligible to receive an annual bonus in an amount up to 100% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year, unless earlier terminated in accordance with its terms.

          If Mr. Newman’s employment is terminated by the Company without cause, by Mr. Newman for good reason or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing under the agreement, but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times his then-current annual Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Newman will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Newman will lapse.

          In October 2006, the Company entered into an employment agreement with Mr. Levy pursuant to which he serves as the Company’s Vice President/Finance and Chief Financial Officer. The agreement provides for an initial base salary of $130,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Levy is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets.

          If Mr. Levy’s employment is terminated by the Company in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times his then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Levy will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Levy will lapse.

          In January 2003, the Company entered into an employment agreement with Mr. Janco pursuant to which he would serve as the Company’s Vice President/Operations. The agreement originally provided for an initial base salary of $78,500 per year. In October 2006, the agreement was revised, to provide for Mr. Janco service as Senior Vice President/Operations with a base salary of $130,000. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Janco is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

          If Mr. Janco’s employment is terminated by the Company without cause or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times his then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Janco will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Janco will lapse.

          In May 2006, the Company entered into an employment agreement with Mr. Gans pursuant to which he serves as Chief Scientific Officer. The agreement provides for an initial base salary of $169,600 per year. In addition, the base salary may be increased annually at the discretion of the Board. Mr. Gans is eligible to receive a bonus in an amount up to 100% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

          If Mr. Gans’ employment is terminated by the Company without cause or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing under the agreement but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times his then-current annual Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the Termination Date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Gans will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Gans will lapse.

          In May 2006, the Company entered into an employment agreement with Ms. Gans pursuant to which she serves as Executive Vice President and Secretary. The agreement provides for an initial base salary of $130,000 per year. In addition, the base salary may be increased per year at the discretion of the Board. Ms. Gans is eligible to receive a bonus in an amount up to 50% of her then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with Section its terms.

          If Ms. Gans’ employment is terminated by the Company without cause or in connection with a change in control, she will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times her then-current annual Base Salary; and (iii) a continuation of all benefits for which she is eligible to participate as of the termination date in a fashion which is similar to those which she is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Ms. Gans will become immediately 100% vested, and any restrictions on restricted stock held by Ms. Gans will lapse.

          In December 2006, the Company entered into an employment agreement with Mr. Shapiro pursuant to which he serves as the Company’s Vice President, Sales. The agreement provides for an initial base salary of $155,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Shapiro is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets.

          If Mr. Shapiro’s employment is terminated by the Company in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times Employee’s then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Shapiro will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Shapiro will lapse.

Compensation of Our Officers.

EXECUTIVE COMPENSATION

          The following table sets forth information relating to compensation for the fiscal year ended January 31, 2008 for our Chief Executive Officer, our Chief Financial Officer, and other executive officers employed by us as of the end of fiscal 2008. The individuals listed in the Summary Compensation Table are referred to collectively in this proxy statement as the “named officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compen-sation ($)(5)	Total ($)

Francis A Newman	2008	$185,500	$52,910	$110,000	$—	$18,000	$366,410
Chairman of the Board, Chief Executive Officer	2007	$185,500	$11,644	$207,500	$—	$18,000	$422,644

Alan Levy	2008	$130,000	$18,590	$77,000	$—	$6,000	$231,590
Vice President, Finance Chief Financial Officer	2007	$46,500	$1,360	$145,250	$140,468	$10,000	$343,578

Jeffrey Janco	2008	$130,000	$18,590	$77,000	$—	$6,000	$231,590
Senior Vice President, Chief Operations Officer	2007	$120,365	$1,883	$145,250	$—	$—	$267,498

Arnold Gans	2008	$169,600	$41,951	$77,000	$—	$13,200	$301,751
Chief Scientific Officer	2007	$169,600	$10,646	$166,000	$—	$13,200	$359,446

Myra Gans	2008	$130,000	$15,746	$77,000	$—	$12,000	$234,746
Executive Vice President	2007	$130,000	$4,080	$145,250	$—	$12,000	$291,330

David Shapiro	2008	$155,000	$—	$77,000	$—	$7,500	$239,500
Vice President, Sales	2007	$23,846	$811	$72,625	$75,585	$8,049	$180,916

(1)	Represents performance based bonuses.

(2)

Restricted stock awards granted include all compensation cost recognized in the financial statements in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS No. 123R”). For fiscal year 2008, each of these executive officers received the following grants on January 8, 2008: Mr. Newman — 25,000 shares, Mr. Levy — 17,500 shares, Mr. Janco — 17,500 shares, Mr. Gans — 17,500 shares, Ms. Gans — 17,500 shares and Mr. Shapiro — 17,500 shares

(3)

Stock option awards granted include all compensation cost recognized in the financial statements in accordance with FAS No. 123R. For fiscal year 2008, no options were granted to any of the executive officers.

(4)

For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 1 – Significant Accounting Policies – Stock-Based Compensation” and “Note 9– Stock-Based Compensation” in the notes to our consolidated financial statements contained in the accompanying 2008 Annual Report.

(5)	For fiscal 2008, “All Other Compensation” consists of the following:

Mr. Newman received $18,000 in a travel allowance which was paid in monthly installments

Mr. Levy received $6,000 in a travel allowance which was paid in monthly installments

Mr. Janco received $6,000 in a travel allowance which was paid in monthly installments

Mr. Gans received $13,200 in a travel allowance which was paid in monthly installments

Ms. Gans received $12,000 in a travel allowance which was paid in monthly installments

Mr. Shapiro received $7,500 in a travel allowance which was paid in monthly installments

               The following table sets forth information relating to all of our named officers’ outstanding equity-based awards as of the end of fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2008)

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Francis Newman(1)	12,000	—	$0.75	11/04/2012	58,333	197,749
Francis Newman(1)	150,000	—	$2.00	03/06/2013
Francis Newman(1)	150,000	—	$1.90	03/17/2014
Francis Newman(1)	150,000	—	$2.52	12/08/2014
Francis Newman(1)	100,000	50,000	$2.70	12/07/2015
Alan Levy(2)	25,000	50,000	$4.05	10/06/2016	40,833	138,424
Jeffrey Janco(3)	75,000	—	$1.20	07/08/2013	40,833	138,424
Jeffrey Janco(3)	75,000	—	$1.90	03/17/2014
Jeffrey Janco(3)	75,000	—	$2.52	12/08/2014
Jeffrey Janco(3)	50,000	25,000	$2.70	12/07/2015
Arnold Gans(4)	20,500	—	$1.25	01/14/2013	44,166	149,723
Arnold Gans(4)	125,000	—	$2.00	03/06/2013
Arnold Gans(4)	125,000	—	$1.90	03/17/2014
Arnold Gans(4)	125,000	—	$2.52	12/08/2014
Arnold Gans(4)	83,333	41,667	$2.70	12/07/2015
Myra Gans(5)	20,500	—	$1.25	01/14/2013	40,833	138,424
Myra Gans(5)	100,000	—	$2.00	03/06/2013
Myra Gans(5)	100,000	—	$1.90	03/17/2014
Myra Gans(5)	100,000	—	$2.52	12/08/2014
Myra Gans(5)	66,666	33,334	$2.70	12/07/2015
David Shapiro(6)	12,500	25,000	$4.15	12/18/2016	29,166	98,873

(1)

During fiscal 2008, Mr. Newman was granted 25,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Newman also has the following unvested option award: 50,000 shares will vest 12/7/08.

(2)

During fiscal 2008, Mr. Levy was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Levy also has the following unvested option awards: 25,000 shares will vest on 10/6/08 and 25,000 shares will vest on 10/6/09.

(3)

During fiscal 2008, Mr. Janco was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Janco also has the following unvested option award: 25,000 shares will vest 12/7/08.

(4)

During fiscal 2008, Mr. Gans was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Gans also has the following unvested option award: 41,667 shares will vest 12/7/08.

(5)

During fiscal 2008, Ms. Gans was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Gans also has the following unvested option award: 33,334 shares will vest 12/7/08.

(6)

During fiscal 2008, Mr. Shapiro was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Shapiro also has the following unvested option awards: 12,500 shares will vest on 12/18/08 and 12,500 shares will vest on 12/18/09.

DIRECTOR COMPENSATION

          Our fiscal 2008 compensation program for each non-employee director consisted solely of grants of stock options as described below. No cash payments were made to any director in fiscal 2008 for compensation of their service as a director.

Stock options
• Upon election	15,000 shares

Subsequent yearly award	15,000 shares
• Additional award for committee chairmen	5,000 shares

          Stock options. Non-employee directors are granted stock option awards. Each non-employee director receives a stock option for 15,000 common shares upon commencement of service as a director and an additional stock option of 5,000 common shares for serving as chairman of a committee. Generally, stock option awards are fully exercisable after one year following the date of grant and expire in ten years. Upon termination of a director from the Board for any reason, he or she has the right to exercise the vested portion of an outstanding stock option during the three-month period immediately following the termination date.

FISCAL 2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Total ($)

Andrew Horowitz	$—	$—	$53,596	$53,596
Bernard Korman	$—	$—	$53,596	$53,596
Mark Rosenberg	$—	$—	$53,596	$53,596

(1)

20,000 options were granted to Messrs. Horowitz, Korman and Rosenberg in September 2007. Including this grant, Mr. Horowitz has options to acquire 84,000 shares of common stock, Mr. Korman has options to acquire 72,000 shares of common stock and Mr. Rosenberg has options to acquire 77,000 shares of common stock.

(2)

For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 1 – Significant Accounting Policies – Stock-Based Compensation” and “Note 9 – Stock-Based Compensation” in the notes to our consolidated financial statements contained in the accompanying 2008 Annual Report.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included herein with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Andrew Horowitz (Chairperson) Bernard Korman Mark Rosenberg

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the 2008 Fiscal Year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners. All such filings have been made as of the Record Date. Each of such filings were filed to report one reportable transaction.

REPORT OF AUDIT COMMITTEE

          The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

          The Audit Committee Charter was adopted by the Board and reflects the standards set forth in SEC regulations and the rules of the Exchange.

          The Audit Committee’s primary duties and responsibilities are:

•	Serve as an independent objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

          The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board.

          The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter. The Audit Committee met five times during the 2008 Fiscal Year.

          In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statements on Auditing Standards No. 61 and 90 (Communication with Audit Committees).

          With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Amper, Politziner & Mattia, P.C., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

          The Audit Committee of the Company’s Board of Directors has reviewed and discussed the report of the audit committee included herein with management and, based on such review and discussions, the Audit Committee recommended to the Board that the this report be included in this Proxy Statement.

Audit Committee
Bernard Korman, Chairman
Andrew Horowitz
Mark Rosenberg

SHAREHOLDER PROPOSALS

          From time to time shareholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be timely, a proposal by a shareholder intended to be included in our proxy statement and presented at the 2009 annual meeting must be received at our principal executive offices no later than 120 days before the anniversary date of our 2009 annual meeting, provided such annual meeting is held within 30 days before or after the anniversary date of the 2009 annual meeting. If the 2009 annual meeting is not held within 30 days before or after the anniversary date of the 2009 annual meeting, then the shareholder’s notice must be delivered to, or mailed and received not later than a reasonable time before the Company begins to print and mail its proxy materials for such meeting.

ANNUAL REPORT ON FORM 10-KSB

          A complete copy of the Company’s Annual Report on Form 10-KSB for the year ended January 31, 2008 is included in the Company’s 2008 Annual Report to Shareholders. A copy of the Company’s 2008 Annual Report to Shareholders is available to all shareholders via the Internet. Shareholders may obtain paper copies of the Company’s Annual Report on Form 10-KSB and the exhibits thereto, without charge, by either writing to Alan Levy, Vice President, Finance of the Company, at the Company’s principal executive offices at the 10 West Forest Avenue, Englewood, NJ 07631, via email to alevy@mnidirect.net or by calling our toll free phone number 800-221-0308.

OTHER MATTERS

          Management does not know of any matters to be presented at the 2008 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a shareholder vote is necessary to transact any other business at the 2008 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

          It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting in person, we urge you to vote on all the matters to be considered at the annual meeting. You may vote your shares over the Internet or by a toll-free telephone number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the return envelope provided. Shareholders who are present at the 2008 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ F. A. Newman

Francis A. Newman Chairman

April 25, 2008
Englewood, New Jersey

Important Notice Regarding the Availability of Proxy Materials for the Shareholder meeting of

Medical Nutrition USA, Inc.

be held on June 4, 2008 at 10:00 a.m.

10 West Forest Avenue, Englewood, New Jersey 07631

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the Important Information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before May 15, 2008.

Please visit http://www.mdnu.com, where the following materials are available for view:

•	Notice of Annual Meeting of stockholders

•	Proxy Statement

•	Form of Electronic Proxy Card

•	Annual report of Form 10-KSB

TO REQUEST MATERIAL:	TELEPHONE: 800-221-0308

E-MAIL: alevy@mnidirect.net

WEBSITE: http://www.mdnu.com

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up to 11:59 PM Eastern Time the day before the cut-off or meeting date.

-OR-

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

-OR-

TELEPHONE: To vote by telephone, please visit http://www.amstock.com/ProxyServices/ViewMaterials.asp to view the materials and to obtain the toll free number to call.

-OR-

MAIL: You many request a card by following the instructions above.

ANNUAL MEETING OF SHAREHOLDERS OF

MEDICAL NUTRITION USA, INC.

June 4, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect directors to serve for a term ending at the 2008 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

☐	FOR ALL NOMINEES	NOMINEES
		☐	Francis A. Newman
☐	WITHHOLD AUTHORITY	☐	Andrew Horowitz
	FOR ALL NOMINEES	☐	Bernard Korman
		☐	Mark H. Rosenberg
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2008 Annual Meeting and any adjournments thereof.

The Company’s Board of Directors recommends a vote FOR the election of the directors listed above. If no instruction to the contrary is indicated, this Proxy will be voted for the election of the directors listed above.

Please mark, sign, date and return this card in the enclosed postage-paid envelope today.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MEDICAL NUTRITION USA, INC.
2008 ANNUAL MEETING OF SHAREHOLDERS
JUNE 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MEDICAL NUTRITION USA, INC.

          The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2008 Annual Meeting of Shareholders and the Proxy Statement and appoints Francis A. Newman and Alan Levy, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Medical Nutrition USA Inc, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Shareholders of the Company (the “2008 Annual Meeting”) to be held at the Company’s executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, at 10:00 a.m. on June 4, 2008, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy will be voted in the manner set forth below:

(Continued and to be signed on the reverse side)